EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Castle Biosciences, Inc. is filed on behalf of each of us.

Dated: February 5, 2020

INDUSTRY VENTURES HEALTHCARE, LLC
By its Manager, Industry Ventures Management VII, LLC

By:	/s/ Johan D. Swildens
Johan D. Swildens
Manager

INDUSTRY VENTURES MANAGEMENT VII, LLC

By:	/s/ Johan D. Swildens
Johan D. Swildens
Manager

/s/ Johan D. Swildens
JOHAN D. SWILDENS

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